UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

CRANE HARBOR ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42617	98-1830736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1845 Walnut Street, Suite 1111 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 470-1493

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one share right	CHACU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHAC	The Nasdaq Stock Market LLC
Share Rights, each right entitling the holder to receive one tenth (1/10) of a Class A ordinary share	CHACR	The Nasdaq Stock Market LLC

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously announced, on November 3, 2025, Crane Harbor Acquisition Corp., a Cayman Islands exempted company (the “Company”), Xanadu Quantum Technologies Inc., a corporation continued under the Business Corporations Act (Ontario) (the “OBCA”), and Xanadu Quantum Technologies Limited, a corporation incorporated under the OBCA (“Xanadu”), entered into a business combination agreement (the “Business Combination Agreement”), including the terms and conditions set forth in the plan of arrangement under Section 182 of the OBCA attached as Exhibit B to the Business Combination Agreement (the “Plan of Arrangement”). Pursuant to the Business Combination Agreement, the parties have agreed to consummate certain transactions (collectively, the “Business Combination”), subject to the terms and conditions of the Business Combination Agreement.

On January 28, 2026, in connection with the Business Combination, the Company and Xanadu jointly filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (No. 333-292991) (as amended from time to time, the “Registration Statement”) containing a proxy statement/prospectus (such proxy statement/prospectus in definitive form, the “Proxy Statement”), which Registration Statement was declared effective by the SEC on February 27, 2026, and the Company commenced mailing the Proxy Statement on February 27, 2026.

On March 19, 2026, the Company held an extraordinary general meeting of its shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, only those holders of the Company’s Class A Ordinary Shares, par value $0.0001 per share, and Class B Ordinary Shares, par value $0.0001 per share (collectively, the “Ordinary Shares”), at the close of business on February 4, 2026, the record date, were entitled to vote. As of the record date, 29,973,333 Ordinary Shares were outstanding and entitled to vote. At the Extraordinary General Meeting, a total of 20,907,539 Ordinary Shares, representing approximately 69.75% of the outstanding Ordinary Shares entitled to vote, were present online or by proxy, constituting a quorum to conduct business.

At the Extraordinary General Meeting, the proposals described below were considered. Each proposal voted on at the Extraordinary General Meeting is further described in detail in the Proxy Statement.

The final results of the matters submitted to a vote of stockholders at the Extraordinary General Meeting are as follows:

1. With respect to the proposal to approve and adopt the Business Combination Agreement, including the Plan of Arrangement, the votes were as follows:

FOR	AGAINST	ABSTAIN
17,591,379	3,316,010	150

2. With respect to the proposal to approve the continuance of the Company from the Cayman Islands to the Province of Ontario, Canada in accordance with Part XII of the Cayman Islands Companies Act and Section 180 of the OBCA, and the continuance of the Company as a corporation continued under the OBCA, including the adoption of the articles of continuance and proposed by-laws, the votes were as follows:

FOR	AGAINST	ABSTAIN
17,328,426	3,316,060	263,053

The Company expects the Business Combination to close on or about March 26, 2026, subject to the satisfaction of customary closing conditions, and for Xanadu’s shares to commence trading on Nasdaq and the Toronto Stock Exchange under the ticker symbol “XNDU” on or about March 27, 2026.

Item 7.01. Regulation FD Disclosure.

On March 19, 2026, the Company and Xanadu issued a joint press release announcing the results of the Extraordinary General Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 8.01 Other Events.

In connection with the Business Combination, holders of 19,428,395 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.35 per share, for an aggregate redemption amount of $201,153,641.83.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99.1	Press Release, dated March 19, 2026
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2026	CRANE HARBOR ACQUISITION CORP.

	By:	/s/ William Fradin
	Name:	William Fradin
	Title:	Chief Executive Officer

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